STOCK PURCHASE AGREEMENT



                                      Among



                                ORTHOLOGIC CORP.




                               SUTTER CORPORATION



                                       and



                            SMITH LABORATORIES, INC.











                           Dated as of August 30, 1996
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                                TABLE OF CONTENTS
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                                                                                       Page
                                                                                       ----

SECTION 1  DEFINITIONS..................................................................  1

SECTION 2  SALE AND TRANSFER OF SHARES; CLOSING.........................................  8
         Section 2.1       Shares.......................................................  8
         Section 2.2       Purchase Price...............................................  8
         Section 2.3       Closing......................................................  9
         Section 2.4       Closing Obligations..........................................  9

SECTION 3  REPRESENTATIONS AND WARRANTIES OF SELLER..................................... 10
         Section 3.1       Authority.................................................... 10
         Section 3.2       Ownership of Shares.......................................... 10

SECTION 4  JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY AND SELLER......................................................... 10
         Section 4.1       Organization and Good Standing; Capitalization; Agreements
                           Regarding Capital Stock...................................... 10
         Section 4.2       Authority; No Conflict....................................... 11
         Section 4.3       Capitalization............................................... 12
         Section 4.4       Financial Statements......................................... 12
         Section 4.5       Books and Records............................................ 13
         Section 4.6       Title to Properties; Encumbrances............................ 13
         Section 4.7       Condition and Sufficiency of Assets.......................... 13
         Section 4.8       Accounts Receivable.......................................... 14
         Section 4.9       Inventory.................................................... 14
         Section 4.10      No Undisclosed Liabilities................................... 14
         Section 4.11      Taxes........................................................ 14
         Section 4.12      No Material Adverse Change................................... 15
         Section 4.13      Employee Benefits............................................ 15
         Section 4.14      Compliance with Legal Requirements; Governmental
                           Authorizations............................................... 16
         Section 4.15      Legal Proceedings; Orders.................................... 17
         Section 4.16      Absence of Certain Changes and Events........................ 17
         Section 4.17      Contracts; No Defaults....................................... 18
         Section 4.18      Insurance.................................................... 21
         Section 4.19      Environmental Matters........................................ 22
         Section 4.20      Employees.................................................... 23
         Section 4.21      Labor Relations; Compliance.................................. 23
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
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
         Section 4.22      Intellectual Property........................................ 24
         Section 4.23      Certain Payments............................................. 26
         Section 4.24      Disclosure................................................... 26
         Section 4.25      Relationships with Related Persons........................... 26
         Section 4.26      Brokers or Finders........................................... 26

SECTION 5  REPRESENTATIONS AND WARRANTIES OF BUYER...................................... 27
         Section 5.1       Organization and Good Standing............................... 27
         Section 5.2       Authority; No Conflict....................................... 27
         Section 5.3       Investment Intent............................................ 27
         Section 5.4       Certain Proceedings.......................................... 27
         Section 5.5       Disclosure................................................... 28
         Section 5.6       Brokers or Finders........................................... 28

SECTION 6  COVENANTS OF COMPANY AND SELLER PRIOR TO CLOSING DATE
           AND OTHER AGREEMENTS......................................................... 28
         Section 6.1       Access and Investigation..................................... 28
         Section 6.2       Operation of the Business of the Company..................... 28
         Section 6.3       Negative Covenant............................................ 28
         Section 6.4       Required Approvals........................................... 29
         Section 6.5       Notification................................................. 29
         Section 6.6       No Negotiation............................................... 29
         Section 6.7       Best Efforts................................................. 29
         Section 6.8       HVAC......................................................... 30
         Section 6.9       Sole Source Agreement; Other Intercompany Agreements......... 31
         Section 6.10      Transfer of Assets; Assumption of Liabilities................ 31
         Section 6.11      Restriction on Competition................................... 32

SECTION 7  COVENANTS OF BUYER PRIOR TO CLOSING DATE..................................... 32
         Section 7.1       Approvals of Governmental Bodies............................. 32
         Section 7.2       Best Efforts................................................. 32

SECTION 8  OTHER AGREEMENTS OF THE PARTIES.............................................. 32
         Section 8.1       Company Employees............................................ 32
         Section 8.2       Small Joint Customer Claims and Complaints................... 33
         Section 8.3       Apportionment of Income Taxes................................ 33
         Section 8.4       Insurance.................................................... 34

SECTION 9  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.......................... 34
         Section 9.1       Accuracy of Representations.................................. 34
         Section 9.2       Seller's Performance......................................... 34
         Section 9.3       Consents..................................................... 34
         Section 9.4       Additional Documents......................................... 34

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
         Section 9.5       Transfer of Assets; Assumption of Liabilities................ 35
         Section 9.6       No Proceedings............................................... 35
         Section 9.7       No Claim Regarding Stock Ownership or Sale Proceeds.......... 36
         Section 9.8       No Prohibition............................................... 36
         Section 9.9       No Material Adverse Change................................... 36

SECTION 10  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE........................ 36
         Section 10.1      Accuracy of Representations.................................. 36
         Section 10.2      Buyer's Performance.......................................... 36
         Section 10.3      Consents..................................................... 36
         Section 10.4      Additional Documents......................................... 36
         Section 10.5      No Proceedings............................................... 37
         Section 10.6      No Prohibition............................................... 37

SECTION 11  TERMINATION................................................................. 37
         Section 11.1      Termination Events........................................... 37
         Section 11.2      Effect of Termination........................................ 38

SECTION 12  INDEMNIFICATION; REMEDIES................................................... 38
         Section 12.1      Survival; Right to Indemnification Not Affected by Knowledge. 38
         Section 12.2      Indemnification and Payment of Damages by Seller............. 38
         Section 12.3      Indemnification and Payment of Damages by Buyer.............. 39
         Section 12.4      Time Limitations............................................. 39
         Section 12.5      Limitations on Seller's Liability............................ 39
         Section 12.6      Limitations on Buyer's Liability............................. 39
         Section 12.7      Procedure for Indemnification for Third Party Claims......... 40
         Section 12.8      Exclusive Remedy............................................. 40
         Section 13.1      Expenses..................................................... 40
         Section 13.2      Public Announcements......................................... 41
         Section 13.3      Confidentiality.............................................. 41
         Section 13.4      Notices...................................................... 41
         Section 13.5      Further Assurances........................................... 42
         Section 13.6      Waiver....................................................... 42
         Section 13.7      Entire Agreement and Modification............................ 42
         Section 13.8      Disclosure Schedules......................................... 42
         Section 13.9      Assignments, Successors, and No Third-Party Rights........... 43
         Section 13.10     Severability................................................. 43
         Section 13.11     Section Headings, Construction............................... 43
         Section 13.12     Time of Essence.............................................. 43
         Section 13.13     Governing Law................................................ 43
         Section 13.14     Counterparts................................................. 43

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of August 30, 1996, among OrthoLogic Corp., a Delaware corporation ("Buyer"), Sutter Corporation, a California corporation (the "Company"), and Smith Laboratories, Inc., an Illinois corporation ("Seller").

                                    RECITALS

         Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company (the "Shares"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                              SECTION 1 DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "Audit" shall mean the independent auditors report of Deloitte & Touche LLP dated August 30, 1996.

         "Applicable Contract" shall mean any Contract (a) under which any the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is bound.

         "Balance Sheet" shall have the meaning set forth in Section 4.4.

         "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that material expenditures of monies shall not be required to achieve "best efforts."

         "Breach" shall mean a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, which will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         "Buyer" shall have the meaning set forth in the first paragraph of this Agreement; provided, however, that OrthoLogic Corp. shall have the right to assign its rights and obligations under this Agreement to a wholly-owned subsidiary of OrthoLogic Corp so long as OrthoLogic Corp. remains liable under this Agreement in the event of nonperformance by such subsidiary. In the event OrthoLogic so elects, then Buyer shall refer instead to such subsidiary.

         "Closing" shall have the meaning set forth in Section 2.3.

         "Closing Date" shall mean the date and time as of which the Closing actually takes place.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated   Transactions"   shall  mean  all  of  the  transactions
contemplated by this Agreement, including:

                  (a) the sale of the Shares by Seller to Buyer;

                  (b) the execution, delivery, and performance of the Seller's Release;

                  (c) the performance by Buyer, the Company and Seller of their respective covenants and obligations under this Agreement; and

                  (d) Buyer's acquisition and transfer by Seller of the Shares and control over the Company at Closing.

         "Contract" shall mean any written agreement, contract, obligation, promise, or undertaking that is legally binding and any written, amendment, supplement or modification thereto.

         "Damages" shall have the meaning set forth in Section 12.2.

         "Deposit" shall have the meaning set forth in Section 2.2(a).

         "Disclosure Schedules" shall mean the disclosure schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

         "Effective Time" shall mean 12:01 a.m. (Pacific Standard Time) on August 31, 1996.

         "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law (other than costs of compliance associated with the operation of the Company following Closing, but not relating to actions or omissions prior to Closing) and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c)  financial   responsibility  under  Environmental  Law  or
Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d)  any  other  compliance,  corrective,   investigative,  or
remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" shall mean any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention;

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets;

                  (i) providing for proper and safe procedures to be followed in connection with any Hazardous Activity;

                  (j) obtaining any required Governmental Authorization and/or submitting information in connection with a determination that no Governmental Authorization is required; or

                  (k) preparing and filing any required reports, schedules and/or submissions in connection with any Hazardous Activity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" shall mean any real property, leaseholds, or other interests currently owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently owned or operated by the Company.

         "GAAP"  shall  mean  generally   accepted   United  States   accounting
principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section were prepared.

         "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" shall mean any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e)  body   exercising,   or   entitled   to   exercise,   any
administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Guaranty" shall have the meaning set forth in Section 2.4(a)(iii).

         "Hazardous Activity" shall mean the disposal, distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, disposal, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities (prior or current) or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may materially affect the value of the Facilities or the Company.

         "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Intellectual  Property  Assets"  shall have the  meaning  set forth in
Section 4.22.

         "Interim  Balance  Sheet"  shall have the  meaning set forth in Section
4.4.

         "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" shall mean an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter without inquiry; or

                  (b) such individual is not actually aware of the fact but written notification of the fact but has been received such that the individual should have known of the fact.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan" shall have the meaning set forth in Section 4.13.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Person" shall mean with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest; and

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any immediate family member, and (b) "Material Interest" means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

         "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional, that is not in compliance with the Environmental Law.

         "Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

         "Seller's Release" shall have the meaning set forth in Section 2.4(a)(iii).

         "Shares" shall have the meaning set forth in the Recitals of this Agreement.

         "Tax" shall mean any federal, state or local income tax.

         "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" shall mean a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                 SECTION 2 SALE AND TRANSFER OF SHARES; CLOSING

         Section 2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

         Section 2.2 Purchase Price. Buyer shall pay a purchase price of $24,500,000 (the "Purchase Price") for the Shares to Seller as follows:

                  (a) Buyer has caused a $500,000 deposit (the "Deposit") to be made with Seller upon execution of the Letter of Intent dated July 17, 1996 between Buyer and Seller, which Deposit shall be credited towards the Purchase Price at Closing. The Deposit shall be non-refundable if this Agreement shall not have been signed by August 31, 1996 or if the Closing shall not have occurred by September 30, 1996; provided, however, that the Deposit will be refundable if this Agreement shall not have been signed or if the Closing does not take place prior to such dates solely because of unreasonable nonperformance by Seller.

                  (b) The balance of the Purchase Price shall be payable at the Closing in immediately available federal funds by wire transfer to the Seller.

         Section 2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at One East Camelback, Suite 400, Phoenix, Arizona, at 10:00 a.m. (local time) on August 30, 1996 to be effective as of the Effective Time or on or before September 30, 1996 or at such other time and place as the parties may agree in writing.

         Section 2.4       Closing Obligations.  At the Closing:

                  (a)      Seller will deliver to Buyer:

                           (i)  certificates   representing  the  Shares,   duly
endorsed (or accompanied by duly executed stock powers);

                           (ii) a release  in the form of  Exhibit  executed  by
Seller ("Seller's Release");

                           (iii) a guarantee  of the  Company's  obligations  to
Buyer under this Agreement in the form of Exhibit executed by Galen of Kentucky, Inc. (the "Guaranty"); and

                           (iv) if the date of execution  hereof and the Closing
Dates are different, a certificate executed by the Company and Seller representing and warranting to Buyer that each of the Company's and Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section ).

                  (b)      Buyer will deliver to Seller:

                           (i)  immediately  available  federal  funds  by  wire
transfer in the amount of $24,000,000; and

                           (ii) if the date of execution  hereof and the Closing
Dates are different, a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

               SECTION 3 REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         Section 3.1 Authority. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Seller's Release, the Seller's Release will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Seller's Release and to perform its obligations under this Agreement and the Seller's Release.

         Section 3.2 Ownership of Shares. Seller owns of record and beneficially, and has good and marketable title to, the Shares. No legend or other reference to any purported Encumbrance appears or will appear upon any certificate representing any of the Shares. All of the Shares are duly authorized and validly issued, fully paid and non-assessable. Except for this Agreement, there are no agreements, whether written or oral, rights, or Contracts relating to the issuance, sale, or transfer of any equity securities of the Company.

          SECTION 4 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND SELLER

         Seller and the Company, jointly and severally, represent and warrant to Buyer as follows:

         Section 4.1 Organization and Good Standing; Capitalization;  Agreements
                     Regarding Capital Stock.

                  (a) Schedule 4.1(a) hereto contains a complete and accurate list, with respect to the Company, of its name, its jurisdiction of incorporation, each other jurisdiction in which it is authorized to do business, and its capitalization (including the number of shares of each class authorized and outstanding, the identity of each stockholder and the number of shares of each class of stock held by each stockholder. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its material agreements, whether written or oral, or under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where the failure to be qualified will not have a material adverse effect on the operations of the Company.

                  (b) Attached as Schedule 4.1(b) hereto are true and correct copies of the Organizational Documents of the Company, as currently in effect.

                  (c) There are no agreements, whether written or oral, rights or other Contracts pursuant to which any Person has the right to: (i) acquire from the Company, by purchase, exercise, exchange, conversion or otherwise, any equity or other security of the Company or the right to acquire any such security; (ii) cause the Company to register, under the Securities Act or otherwise, any securities of the Company; or (iii) vote or direct the voting of any class of capital stock of the Company or appoint any member of the Company's board of directors.

         Section 4.2       Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i)  contravene,   conflict  with,  or  result  in  a
violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii)  contravene,  conflict  with,  or  result  in  a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject, except as may be cured by notification of a change of ownership in certain instances, except with respect to immaterial instances

                           (iii)  contravene,  conflict  with,  or  result  in a
violation of any of the terms or requirements of, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company, except as may be cured by notification of a change of ownership in certain instances, except with respect to immaterial instances;

                           (iv) give any Governmental  Body the right to revoke,
withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the

Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company, except with respect to immaterial instances;

                           (v) cause Buyer or the Company to become  subject to,
or to become liable for the payment of, any Tax which relates to periods prior to Closing;

                           (vi) cause any of the assets  owned by the Company to
be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vii) except where consent or other  notification  of
change of ownership may be required to be given or obtained by the Company prior to Closing or except with respect to immaterial instances, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii)  except with respect to  immaterial  instances,
result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

         Except as may be required under any Contract and under the HSR Act, the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 4.3 Capitalization. The authorized and outstanding equity securities of the Company are as set forth on Schedule 4.1(a) hereto. Other than a legend required by federal or state securities laws with respect to non-registered shares, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and no such security was issued in violation of any preemptive right or other right to subscribe to or purchase any securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own and does not have any agreement, whether written or oral, rights or Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except for the Company's interest in Kingsbury Capital Partners, L.P. ("Kingsbury Capital") which shall be transferred to Seller prior to the Effective Time.

         Section 4.4 Financial Statements. Seller and the Company have reviewed (and attached hereto as Schedule 4.4 are) (a) the audited balance sheets of the Company as of December 31, 1995 and 1994 (the "Balance Sheet") and the related audited statements of operations and cash flow for each of the three fiscal years in the period ended December 31, 1995, (b) an unaudited balance sheet of the Company (the "Interim Balance Sheet") as at June 30, 1996 (the "Interim Balance Sheet Date") and (c) the Company's unaudited statements of operations and cash flows for the six months then ended, including the notes thereto, if any (collectively, the "Financial Statements"). The Balance Sheet has been audited by Deloitte & Touche LLP, independent certified public accountants. The Financial Statements, except for adjustments and matters raised during the Audit, do not contain any material items of special or nonrecurring income or other income not earned in the ordinary course of business except as expressly specified therein and fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, and the Interim Balance Sheet includes all adjustments necessary for such fair presentation.

         Section 4.5 Books and Records. Except for adjustments and matters raised during the Audit, the books of account and other records (other than the minute books and stock record books) of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and, have been maintained under an adequate system of internal controls. The minute books (and the stock records contained therein) of the Company contain complete records of all annual meetings held of the stockholders and the Boards of Directors since 1991 and approvals for significant corporate transactions. At the Closing, all of those books and records will be in the possession of the Company.

         Section 4.6 Title to Properties; Encumbrances. The Company does not own, directly or indirectly, any real property. Set forth on Schedule 4.6 hereto is a complete and accurate list of all real property leases, or other real property interests owned by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases or operating leases disclosed on Schedule 4.17(a) hereto and personal property sold since date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) security interests created in accordance with the applicable state version of the Uniform Commercial Code, (b) mortgages or security interests of record with respect to property in which the Company has a leasehold interest (which mortgages are not associated with Company debt and which security interests may or may not relate to Company debt or contract rights), and (c) liens for current taxes not yet due.

         Section 4.7 Condition and Sufficiency of Assets. Seller has provided to Buyer a list as of June 30, 1996 of (i) all property and equipment owned or leased by the Company and reflected as "property and equipment" on the Interim Balance Sheet of the Company (the "Equipment"), except for items of equipment having a value less than $5,000, showing whether each item is owned or leased and (ii) all rental equipment encompassed by the Interim Balance

Sheet entry "rental equipment" (the "Rental Equipment"). Although Seller makes no representation that each of the items on the listing are present and accounted for, the items of Equipment and Rental Equipment are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 4.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date assuming adjustments in accordance with the Audit (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To Seller's Knowledge, there is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Set forth on Schedule 4.8 hereto is a summary of all Accounts Receivable as of the date of the Interim Balance Sheet.

         Section 4.9 Inventory. Obsolete items and items of below-standard quality have been written off or written down to net realizable value on the Balance Sheet and the Interim Balance Sheet. To the Knowledge of the Company, the quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

         Section 4.10 No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) which would require disclosure under GAAP except for liabilities or obligations reflected or reserved against on the Balance Sheet or the Interim Balance Sheet (including the notes thereto), current liabilities incurred in the Ordinary Course of Business since the Interim Balance Sheet Date thereof, litigation matters set forth on Schedule 4.15(a) hereto and those liabilities which would not, individually or in the aggregate, have a material adverse effect on the Company.

         Section 4.11      Taxes.

                  (a) The Company has filed or caused to be filed on a timely basis since December 31, 1990 all Tax Returns that are or were required to be filed by or with respect to the Company, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all portions of such Tax Returns relating to the Company and filed since December 31, 1990. Either the Company has, or the ultimate parent corporation of the Company and the Company have, paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company, except such Taxes, if any, as are listed on
Schedule 4.11(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                  (b) There exists no proposed tax assessment against the Company except as set forth on Schedule 4.11(b) hereto. All taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person and all returns with respect thereto have been filed.

                  (c) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not and within the five-year period preceding the Closing Date has not been an "S" corporation.

         Section 4.12 No Material Adverse Change. Except for adjustments made during the Audit which roll forward to interim statements, since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         Section 4.13      Employee Benefits.

                  (a) Attached hereto as Schedule 4.13 is an accurate description of all "employee welfare benefit plans" and "employee pension benefit plans" (collectively, "Qualified Plans"), as such terms are defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other group employee benefit plan, agreement, arrangement or understanding maintained for the benefit of the Company's employees (the Qualified Plans, together with such other plans, arrangements and understandings, collectively, the "Employee Benefit Plans"). Seller and other members of the Controlled Group of Corporations (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) that includes Seller have never contributed to any Multiemployer Plan (as defined in Section 3(37) of ERISA and have no liability (including withdrawal liability) under any Multiemployer Plan.

                  (b) Each Employee Benefits Plan has been operated in material compliance with the requirements of ERISA and the Internal Revenue Code, as amended (the "Code"), and all persons who participate in the operation of such Employee Benefit Plans and all Employee Benefit Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in material compliance with the provisions of ERISA. The Company has no Knowledge of any material default or violation with respect to any Employee Benefit Plan. No legal action, suit or claim is pending or, to the Knowledge of Seller, Threatened with respect to any Employee Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists to the Knowledge of Seller that could give rise to any such action, suit or claim.

                  (c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Employee Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Seller's Knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

                  (d) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan. The Company has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and to Seller's Knowledge no fact or event exists that could give rise to any such liability.

                  (e) All contributions, premiums or payments required to be made with respect to any Employee Benefit Plan have been made on or before their due dates. There is no accumulated funding deficiency, within the meaning of ERISA or the Code, in connection with the Employee Benefit Plans and to Seller's Knowledge no reportable event, as defined in ERISA, has occurred in connection with the Employee Benefit Plans.

         Section  4.14   Compliance   with  Legal   Requirements;   Governmental
Authorizations.

                  (a) (i) Except as set forth on Schedule 4.14(a)(i), the Company is, and at all times since December 31, 1993 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) except as set forth on Schedule 4.14(a)(ii),  to
the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to materially comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Company has not received any written notice
or other communication (whether oral or written) from any Governmental Body or any other Person, other than the parties and their respective Representatives, regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement (except as set forth on Schedule 4.15(a) hereto), or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Schedule 4.14(b) hereto contains a complete and accurate list of each Governmental Authorization held at the headquarters of the Company in San Diego, California that relates to the material operations of the Company. Governmental Authorizations required to be maintained by the Company at other locations consist of business and occupancy licenses or similar licenses and permits, the failure of which to secure would not have a material adverse effect on the operations of the Company. Each Governmental Authorization listed or required to be listed in Schedule 4.14(b) hereto (the "Listed Governmental Authorizations") is valid and in full force and effect. The Listed Governmental Authorizations collectively constitute the Governmental Authorizations necessary to permit the Company to conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets, in each case in material compliance with Legal Requirements.

                  (c) Neither Seller nor the Company has Knowledge of any proposed Legal Requirement which would be applicable to the Company's business, operations or properties and which might adversely affect the Company's prospects, operations or properties, either before or after the Closing.

         Section 4.15      Legal Proceedings; Orders.

                  (a) There is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may affect the business of the Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Seller and the Company, except as set forth on
Schedule 4.15(a) hereto, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Schedule 4.15(a) hereto sets forth a listing and brief description of those proceedings pending against the Company, for all of which Seller shall indemnify Buyer pursuant to Section . The Proceedings listed on Schedule 4.15(a) hereto will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                  (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject and to Seller's Knowledge no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

         Section 4.16 Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 4.16 hereto and since the Interim Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of the Company;

                  (c) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (d) damage to or destruction or loss of any asset or property of the Company not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                  (e) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

                  (f) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company other than in the Ordinary Course of Business, including, without limitation, the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (g) cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000;

                  (h) material change in the accounting methods used by the Company; or

                  (i) agreement, whether oral or written, by the Company to do any of the foregoing.

         Section 4.17      Contracts; No Defaults.

                  (a) Schedule 4.17(a) hereto contains a complete and accurate list of (and an indication of any third party consents required in the Contemplated Transactions if it had been structured as an asset purchase):

                           (i)   each   Applicable    Contract   that   involves
performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

                           (ii)   each   Applicable   Contract   that   involves
performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

                           (iii) each agreement or Applicable  Contract that was
not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $50,000;

                           (iv)  each  lease,  rental  or  occupancy  agreement,
license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except where the aggregate payments under such Applicable Contract is less than $25,000 or has terms of less than one year);

                           (v) each  licensing  agreement  or  other  Applicable
Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee;

                           (vi)  each  joint  venture,  partnership,  and  other
Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (vii) each  agreement,  whether  written or oral,  or
Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                           (viii)  each   Applicable   Contract   providing  for
payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (ix)  each  power  of  attorney   that  is  currently
effective and outstanding;

                           (x) each  agreement,  whether  written  or  oral,  or
Applicable Contract entered into other than in the Ordinary Course of Business in excess of $50,000 that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xi)   each    Applicable    Contract   for   capital
expenditures in excess of $50,000;

                           (xii) each written warranty,  guaranty,  and or other
similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (xiii)  all  Applicable  Contracts  relating  to  the
Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee.

                  (b) Other than those agreements disclosed in Schedule 4.17(a) to the Knowledge of the Company, no officer, director, employee or agent of the Company is bound by any agreement, whether written or oral, or Contract that purports (A) to limit the ability of such officer, director, employee or agent to engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) adversely affects the ability of the Company to conduct its business.

                  (c) Each  Contract  identified or required to be identified on
Schedule 4.17(a) (the "Scheduled Contracts") hereto is in full force and effect and is valid and enforceable in accordance with its terms. Except as set forth on Schedule 4.17(c) hereto:

                           (i) The  Company is in material  compliance  with all
applicable terms and requirements of each Scheduled Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is bound;

                           (ii) to the  Knowledge  of the  Company,  each  other
Person that has any obligation or liability under any Scheduled Contract under which the Company has any rights is in material compliance with all applicable terms and requirements of such Scheduled Contract;

                           (iii) to the  Knowledge of the Company,  no event has
occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Scheduled Contract; and

                           (iv) the Company  has not given to or  received  from
any other Person, at any time since December 31, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Scheduled Contract.

                  (d) Except as set forth on Schedule 4.17(d), there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed agreements, whether written or oral, Contracts with any Person and, to the Knowledge of Seller and the Company, no such Person has made written demand for such renegotiation.

                  (e) Except as set forth on Schedule 4.17(e), the Contracts or other agreements, whether written or oral, if any, relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  (f) Attached hereto as Schedule 4.17(f) is a complete and accurate list of all Persons with whom the Company has engaged in material discussions regarding the possible acquisition of all or any portion of the business of such Person. The Company has not entered into any agreement, Contract or understanding, written or oral, with any Person set forth on
Schedule 4.17(f) hereto obligating the Company to proceed with any acquisition or to take any other action. All discussions with such Persons may be terminated by the Company without penalty or cost to the Company.

                  (g) Schedule 4.17(g) lists those Contracts designated by Buyer as requiring consents to be obtained by Seller and the Company prior to Closing.

         Section 4.18      Insurance.

                  (a) Seller has delivered to Buyer an accurate and complete schedule, attached hereto as Schedule 4.18(a), of the insurance policies covering the ownership (including, without limitation, current title policies) and operations of the Company and the Company's assets, which disclosure schedule reflects policies' numbers, terms, identity of insurers, amounts and coverage. All of such policies are and will be until the Effective Time in full force and effect on an occurrence basis with no premium arrearages.

                  (b)      Except as set forth on Schedule 4.18(b) hereto:

                           (i)  All  policies  set  forth  on  Schedule  4.18(a)
hereto:

                                    (1) are valid, outstanding, and enforceable;

                                    (2)  are  issued  by  an  insurer   that  is
financially sound and reputable;

                                    (3)   taken   together,   provide   adequate
insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                                    (4) are sufficient  for compliance  with all
Legal Requirements and Contracts to which the Company is a party or by which any of them is bound; and

                                    (5) do not  provide  for  any  retrospective
premium adjustment or other experienced-based liability on the part of the Company.

                           (ii) Neither  Seller nor the Company has received (A)
any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums  due, and has
otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                           (iv) The Company  has given  notice to the insurer of
all claims that may be insured thereby.

         Section 4.19      Environmental Matters.

                  (a) The Company is in material compliance with, and is not in material violation of or materially liable under, any Environmental Law. Neither Seller nor the Company has any Knowledge of, nor has any of them or to the Knowledge of the Company and Seller any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private Person acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities (current or prior) or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility (current or prior) at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of Seller and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

                  (c) Neither Seller nor the Company, or to the Knowledge of the Company and Seller any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or to the Knowledge of the Company and Seller at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (d) To the Knowledge of the Company and Seller, there are no Hazardous Materials present on or in the Environment at the Facilities or to the Knowledge of the Company and Seller at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon other than in compliance with Environmental Law. Neither Seller, nor the Company, or to the Knowledge of the Company and Seller any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted at, on or from the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  (e) To the Knowledge of the Company and Seller, there has been no Release, or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transported, treated, stored, handled, disposed, recycled, treated or received, transferred, produced, imported, used, or processed at, on, from or by the Facilities, or at, on, from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the Knowledge of the Company and Seller any geologically or hydrologically adjoining property, whether by the Company or any other Person.

                  (f) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company or to the Knowledge of the Company and Seller any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

         Section 4.20      Employees.

                  (a) There has been provided to Buyer a complete and accurate list of the following information for each employee of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation payable as of June 30, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any director plan.

                  (b) To Seller's Knowledge, without inquiry, no officer or other key employee of the Company intends to terminate his employment with the Company.

         Section 4.21 Labor Relations; Compliance. The Company has not been and is not a party to any collective bargaining or other labor Contract. There is not presently pending or existing, there is not Threatened, and to the Knowledge of the Company, there has not been, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) other than as set forth on Schedule 4.15(a) hereto, any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or their premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has materially complied with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements, except to the extent any such payment is not material.

         Section 4.22      Intellectual Property.

                  (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes the following to the extent owned, used or licensed by the Company as licensee or licensor:

                           (i) the name "Sutter  Corporation"  and all fictional
business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions
and discoveries that may be patentable (collectively, "Patents");

                           (iii)  all  copyrights  in both  published  works and
unpublished works (collectively, "Copyrights"); and

                           (iv)  all  know-how,   trade  secrets,   confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets", excepting therefrom information shared by the Company with its ultimate corporate parent in the Ordinary Course of Business prior to the Closing Date).

                  (b) Schedule of Intellectual Property Assets. Schedule 4.22(b) hereto contains a complete and accurate list of the registered Marks, Patents and Copyrights (both granted and applied for).

                  (c)      Know-How Necessary for the Business.

                           (i)  Except  as  described  on  Schedule   4.22(c)(i)
hereto, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                           (ii)  Except  as set  forth on  Schedule  4.22(c)(ii)
hereto, and to the Knowledge of the Company, no employee of the Company has entered into any agreement, whether written or oral, or Contract that requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                  (d)      Trademarks.

                           (i) The Company is the owner of all right, title, and
interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) All Marks  that have  been  registered  with the
United States Patent and Trademark Office are currently in material compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii)  No Mark  has  been or is now  involved  in any
opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (iv) To Seller's  Knowledge,  there is no potentially
interfering trademark or trademark application of any third party.

                           (v) No Mark is infringed  or, to Seller's  Knowledge,
has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (e)      Trade Secrets.

                           (i)  With   respect   to  each  Trade   Secret,   the
documentation relating to such Trade Secret is current and accurate in all material respects.

                           (ii) Seller and the Company have taken all reasonable
precautions to protect the secrecy, confidentiality and value of their Trade Secrets.

                           (iii) The Company has good title and an absolute (but
not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, except as has been necessary for the exploitation of such property, and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company, except in immaterial instances with respect to information made available to corporate affiliates of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         Section 4.23 Certain Payments. Except as set forth on Schedule 4.23 and to Seller's Knowledge, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         Section 4.24      Disclosure.

                  (a) No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         Section 4.25 Relationships with Related Persons. Except as set forth on
Schedule 4.25 hereto, none of Seller, any Related Person of Seller, or the Company has, or since December 31, 1995, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Seller or any Related Person of Seller or of the Company is engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 4.25 hereto, no Seller or any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         Section 4.26 Brokers or Finders. None of Seller, the Company or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

                SECTION 5 REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         Section 5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         Section 5.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (b) Neither the  execution  and delivery of this  Agreement by
Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 5.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act. Buyer acknowledges and understands that the Shares will not be registered under the Securities Act or under any other applicable blue sky or state securities law on the grounds that the offering and sale of the Shares are exempt from registration pursuant to Section 4(2) of the Securities Act and pursuant to comparable available exemptions in applicable states and that Seller's reliance on such exemption is predicated upon the representations and warranties in this Section . Buyer further represents and warrants, none of which further representations and warranties shall serve to limit the representations and warranties of Seller in Section hereof or of the Company and Seller in Section hereof, that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a purchase of the Shares and the investment in the Company, has the ability to bear the economic risk of the investment, is an accredited investor within the definition set forth in Rule 501 promulgated under the Securities Act and has been furnished with and has had access to such information as it has considered necessary to make an investment in the Shares.

         Section 5.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         Section 5.5 Disclosure. No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         Section  5.6  Brokers  or  Finders.  Except as  otherwise  set forth on
Schedule 5.6 hereto, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

           SECTION 6 COVENANTS OF COMPANY AND SELLER PRIOR TO CLOSING
                            DATE AND OTHER AGREEMENTS

         Section 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company and Seller will afford Buyer and its Representatives full and complete access, during reasonable business hours and without interference with the operations of the Company, to the Company's books, records, financial statements, facilities, distributors, key personnel and other documents and material relating to the Company's financial condition, assets, liabilities and business. All such access and disclosures associated therewith shall be subject to the terms of the Agreement For Use and Non-Disclosure of Confidential Information between Buyer and the Company dated December 12, 1995. Buyer agrees to coordinate such access with V. Carl George, Vice President of Seller.

         Section 6.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, the Company and Seller will:

                  (a) conduct the business of the Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers (except those officers that are officers of the ultimate corporate parent of the Company who are not involved in the day-to-day operations of the Company), employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Buyer concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

         Section 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company and Seller will not, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section is likely to occur.

         Section 6.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company and Seller will, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Filings under the HSR Act have been made by Seller and by Buyer, and Seller and Buyer have received notice of early termination of the waiting period under the HSR Act effective August 16, 1996. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.17(g).

         Section 6.5 Notification. Between the date of this Agreement and the Closing Date, Seller and the Company will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's or the Company's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules at the Closing Date, Seller and the Company will deliver to Buyer at Closing a supplement to the Disclosure Schedules specifying such change. Acceptance of such supplement shall constitute a waiver by Buyer of any right to call Seller in breach of the representations and warranties relating to such supplement. During the same period, Seller and the Company will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or the Company in this Section or of the occurrence of any event that may make the satisfaction of the conditions in Section impossible or unlikely.

         Section 6.6 No Negotiation. Until August 31, 1996 or such earlier date as the parties hereto agree that negotiation of the Contemplated Transactions has terminated, the Company and Seller will not, and will cause each of their Representatives not to, enter into or conduct discussions with (i) other prospective purchasers of the stock of the Company or of the assets or business of the Company, or (ii) any other person concerning the purchase by the Company of the stock or assets of such other person or concerning a merger, share exchange, consolidation or similar transaction involving the Company and any other person.

         Section 6.7 Best Efforts. Between the date of this Agreement and the Closing Date, the Company and Seller will use their Best Efforts to cause the conditions in Sections and to be satisfied.

         Section 6.8       HVAC.

                  (a) Definitions. For purposes of this Section 6.8, the following terms shall have the meanings set forth below.

                           (i)  "Air   Problem"   shall  mean  (a)  the  alleged
contamination or other problem subject to the remedial action taken by Bechard & Associates, Inc., on August 28, 1996, and associated with that particular portion of the heating, ventilation and air conditioning and delivery system (the "HVAC System") at the facility leased by the Company at 9425 Chesapeake Drive, San Diego, California (the "Property") (the "Contamination Portion"); and
(b) the potential exposure to and existence of air and/or other contamination, if any, that has allegedly directly and/or indirectly caused, is causing or has contributed to or is contributing to various Persons incurring medical-related problems, if any, which are directly and/or indirectly due to, arising from and/or the result of such contamination (the "Medical Portion").

                           (ii) "Claim" (as used in this Section 6.8) shall mean
any Threatened, pending or contemplated dispute or Proceeding against the Company existing in the past, present or future and instituted by any Person or Governmental Body.

                  (b)      Seller's Obligations.

                           (i) As of the Closing Date,  Seller has investigated,
identified, corrected and remediated the Contamination Portion of the Air Problem. If after the Closing Date, any Report (defined herein below), or investigation by a Company Representative, indicates that the Contamination
Portion of the Air Problem still remains, Seller shall perform additional remediation until all Reports indicate that the Contamination Portion of the Air Problem has been resolved.

                           (ii)  Seller  shall  be  liable  to Buyer  and  shall
indemnify and hold Buyer and the Company harmless from and against any Claim that arises out of the Air Problem.

                           (iii)  Seller  shall  reimburse  Buyer up to  $20,000
toward Buyer's Damages related to or in connection with pursuing the landlord of the Property to perform the following work and/or for Buyer and/or the Company to perform the following work: investigating, identifying, and correcting any imbalance or any other problem associated with the HVAC System at the Property which has caused conditions that have given rise to the Air Problem.

                           (iv) Upon  reasonable  notice,  Buyer and the Company
agree to permit Seller and its Representatives reasonable access to the Property to permit Seller to proceed promptly and thoroughly to perform Seller's obligations as set forth above. Seller agrees to cooperate with Buyer and the Company to coordinate the performance of Seller's obligations so as to: (a) minimize the impact of the Air Problem to Buyer, the Company, their
Representatives and the Company's operations; and (b) decrease the potential exposure of any potential contamination caused by the Air Problem to Buyer, the Company and their Representatives. Seller shall perform Seller's obligations as set forth above to the reasonable satisfaction of Buyer and the Company.

                           (v)  Seller  agrees to cause  each  Report,  which is
obtained from a third party to be addressed to and certified (if customarily certified) to Buyer and the Company (as well as the Seller). Any Report shall be promptly delivered to Buyer and the Company when available, together with any other relevant work product, at Seller's expense. For purposes of this Section 6.8(b), "Reports" shall mean any oral or written product that is intended to contain and/or present any information learned from and/or in connection with any study, test, investigation, analysis, inspection, diagram, chart or compilation of information due to, related to, in connection with, associated with and/or the result of the Air Problem and/or Seller's performance of Seller's obligations as set forth in this Section 6.8(b).

                           (vi)  Seller  agrees to perform any  additional  work
required, recommended and/or requested by any Governmental Body (or other third party with a reasonable basis to make such request) in connection with and/or related to Seller's efforts to resolve the Contamination Portion of the Air Problem (the "Additional Contamination Work") and/or in connection with and/or related to Seller's efforts to resolving the Medical Portion of the Air Problem (the "Additional Medical Work"). Notwithstanding the above, once a Report has been issued that is reasonably acceptable to Buyer and indicates that the Contamination Portion of the Air Problem has been remediated and the applicable portion of the HVAC System no longer contains alleged contamination, Seller's obligations to perform Additional Contamination Work or additional remediation shall cease and Seller shall have no further liability for any future remediation associated with alleged contamination associated with the HVAC System even if such future alleged contamination is similar to or the same as the previous contamination of the Air Problem or affecting the same portion of the HVAC System previously affected by the Air Problem; provided that Seller agrees to remain liable for any future alleged contamination if detected within four months of the Closing Date and if of the same type as the previous contamination of the Air Problem and at or near the same general location.

         Section 6.9 Sole Source Agreement; Other Intercompany Agreements. The sole source agreement between the Company and Columbia/HCA Healthcare Corporation ("Columbia/HCA") for continuous passive motion devices, foot pumps and cryotherapy products shall continue in force after the Closing and until its current expiration date of June 10, 1997. Columbia/HCA, Seller, the Company and Buyer agree to negotiate in good faith with respect to other agreements between or among the Company and Columbia/HCA, Seller, or other Related Person.

         Section 6.10 Transfer of Assets; Assumption of Liabilities. Seller and the Company agree to make, or cause to be made, the transfer of assets and the assumption of liabilities set forth in Section 9.5.

         Section 6.11 Restriction on Competition. Buyer agrees to be bound by the terms of the noncompetition provision, a copy of which is attached hereto as
Schedule 6.11, in Section X of the Agreement of Purchase and Sale dated July 14, 1995 by and between the Company and Avanta Orthopaedics, Inc.

               SECTION 7 COVENANTS OF BUYER PRIOR TO CLOSING DATE

         Section 7.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Filings under the HSR Act have been made by Seller and by Buyer, and Seller and Buyer have received notice of early termination of the waiting period under the HSR Act effective August 16, 1996. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified on Schedule 4.17(g); provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         Section 7.2 Best Efforts. Except as set forth in the proviso to Section
7.1 , between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections and to be satisfied.

                    SECTION 8 OTHER AGREEMENTS OF THE PARTIES

         Section 8.1       Company Employees.

                  (a) Buyer agrees that after the Closing it shall retain for a period of 90 days following the Closing Date such number of Company employees as shall be necessary to avoid any liability by Columbia/HCA for a violation of the Worker's Adjustment and Retraining Notification Act (the "WARN Act") attendant to the Columbia/HCA entities' failure to notify such employees of a "mass layoff" or "plant closing" as defined in the WARN Act.

                  (b) Buyer agrees to indemnify and hold Seller harmless from and against any liability asserted against Seller arising out of Buyer's breach of the agreement set forth in Section 8.1(2).

                  (c) Buyer agrees with Seller, for a period of 90 days following the Closing Date, to continue employment of the retained employees at their current levels of compensation.

                  (d) Nothing in this Section shall be deemed either to affect or to limit the management prerogatives of Buyer with respect to employees or to create or to grant to

Company employees any third party beneficiary rights or claims or causes of action of any kind or nature.

         Section 8.2 Small Joint  Customer  Claims and  Complaints.  Pursuant to
Section 12.2(c), Seller has agreed to be liable for any and all claims, liabilities and obligations relating to or arising out of customer claims and complaints ("Division Claims") related to products sold by the Company which were manufactured and distributed by the Small Joint Orthopaedic Division (the "Division") and the Company for periods prior to the date that the Division was sold to Avanta Orthopaedics, Inc. ("Avanta"). Any Division Claims which Buyer or the Company receives notice of (written or oral) shall be promptly forwarded to Seller at the following address:

                       Columbia/HCA Healthcare Corporation
                                 (Sutter Claims)
                                 One Park Plaza
                               Nashville, TN 37203
                               Attn: Lisa Dillard
                           Facsimile No.: 615-340-5888

This Section 8.2 and Seller's indemnification of Buyer pursuant to Section 12.2(c) shall be without prejudice to the rights of the Company pursuant to that certain agreement concerning the sale of the Division to Avanta.

         Section 8.3       Apportionment of Income Taxes.

                  (a) In order to apportion any federal or state income taxes relating to a period that includes (but that would not, but for the Contemplated Transaction or the provisions of this Section , close on) the Closing Date, Buyer, Seller and the Company will, to the extent permitted by applicable Legal Requirements, elect with all relevant taxing authorities to treat for all purposes the Closing Date as the last day of a taxable period of the Company. Seller shall include a short period tax return of the Company for the period ending on the Closing Date in its consolidated return for 1996, and Buyer shall include the portion of the tax year beginning on the day after the Closing Date in its consolidated tax return for 1996.

                  (b) With respect to federal income taxes payable, the election in Section is an election under Treasury Regulations Section 1.1502-76(b)(2)(ii) to ratably allocate the year's items of the Company.

                  (c) Each of the parties hereto shall, and shall cause their respective affiliates and advisors to, cooperate in the preparation of all tax returns relating to the Company and shall provide, or cause to be provided, any records or other information pertaining to the Company reasonably requested by any party in connection therewith, as well as access to, and the cooperation of, the auditors of any such party. Each party shall cooperate with the other in connection with any tax investigation, audit or other proceeding relating to tax returns or tax liability of the Company.

         Section 8.4 Insurance. Due to the ultimate parent corporation of the Company having provided the Company with certain insurance coverage, the assets and operations of the Company will not be covered by insurance on and after the effective time of the Closing Date. Therefore, Buyer shall obtain, at its sole cost and expense, insurance coverage to cover the assets and operations of the Company after the effective time of the Closing Date.

          SECTION 9 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         Section 9.1 Accuracy of Representations. Each representation and warranty set forth in Sections and of this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedules.

         Section 9.2 Seller's Performance. Each of the covenants and obligations that Seller or the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

         Section 9.3 Consents. Each Consent identified on Schedule 4.17(g) shall have been obtained and shall be in full force and effect.

         Section 9.4 Additional Documents. Each of the following documents shall have been delivered to Buyer:

                  (a) an opinion of counsel to Seller, which may be the opinion of in-house counsel, dated the Closing Date, in the form of Exhibit; 9.4(a)

                  (b) a certificate of the Secretary of State of the State of California as to the legal existence and good standing (including Tax) of the Company in California;

                  (c) certificates of appropriate governmental officials in each state in which the Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing (including Tax, where available) of the Company in each jurisdiction set forth on Schedule 9.4(c);

                  (d) a certificate of the secretary of the Company attesting to the incumbency of the officers, the authenticity of the resolutions authorizing the Contemplated Transactions, and the authenticity and continuing validity of the Organizational Documents delivered pursuant to Section; 4.1(b)

                  (e) a cross receipt executed by Seller;

                  (f) supplements to Disclosure Schedules, if any, as set forth in Schedule 6.5;

                  (g)  evidence,   reasonably  satisfactory  to  Buyer,  of  the
transfer of assets and  assumption of  liabilities as set forth in Section 9.5 ;
and

                  (h) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 10.4(d), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller and the Company of, or the compliance by Seller and the Company with, any covenant or obligation required to be performed or complied with by such Persons, (iv) evidencing the satisfaction of any condition referred to in this Section 9, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         Section 9.5 Transfer of Assets; Assumption of Liabilities. Seller shall have transferred to Seller or to one of its Related Persons cash and cash equivalents of the Company and the Company's investment, and related assets, if any, in Kingsbury Capital and shall have caused Seller or one of its Related Persons to assume:

                  (a) litigation matters of Sutter pending or Threatened at the Closing Date;

                  (b) responsibility for litigation and processing of customer claims and complaints arising out of or in connection with the Small Joint Orthopaedics Division;

                  (c)   intercompany   account   due   to/from  the  Company  to
Columbia/HCA as of the Closing Date;

                  (d) federal and state income taxes of the Company payable or accrued through the Closing Date; and

                  (e) accrued expense  reserves payable for any litigation to be
assumed  by  Seller  or  its  Related   Persons  or  any  excess   payables  for
non-identifiable expenses not assumed by Buyer.

         Section 9.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         Section 9.7 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         Section 9.8 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, including the HSR Act, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         Section 9.9 No Material Adverse Change. There shall not have been any material adverse change in the financial condition, property, business, operations or results of operations of the Company after June 30, 1996, except as adjusted in accordance with the Audit and Schedule 9.9 attached hereto.

         SECTION 10 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         Section 10.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         Section 10.2 Buyer's Performance. Each covenant and obligation that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

         Section 10.3 Consents. Each of the Consents identified on Schedule 4.17(g) shall have been obtained and shall be in full force and effect.

         Section 10.4 Additional Documents. Buyer must have caused the following documents to be delivered to Seller:

                  (a) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of Buyer in Delaware;

                  (b) a certificate of the secretary of Buyer attesting to the incumbency of the officers, the authenticity of the resolutions authorizing the Contemplated Transactions;

                  (c) a cross receipt executed by Buyer;

                  (d) an opinion of Quarles & Brady, dated the Closing Date, in the form of Exhibit 10.4(d); and

                  (e) such other documents as Seller may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 9.4(a) , (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this
Section 10 , or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         Section 10.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         Section 10.6 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, including the HSR Act, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

                             SECTION 11 TERMINATION

         Section 11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b)(i) by Buyer if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

                           (ii) by Seller,  if any of the  conditions in Section
10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                  (c)      by mutual consent of Buyer and Seller; or

                  (d) by either Buyer or Seller if the Closing has not occurred (other than through unreasonable nonperformance of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 1996, or such later date as the parties may agree upon in writing.

         Section 11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise (including, without limitation, rights with respect to the Deposit as set forth in Section 2.2(a)), and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.1 and 13.3 will survive.

                      SECTION 12 INDEMNIFICATION; REMEDIES

         Section 12.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing as set forth in Section 12.4 . The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

         Section 12.2 Indemnification and Payment of Damages by Seller. Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Seller in Section 3 or by the Company and Seller in Section 4 of this Agreement:

                  (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement or Breach by the Company of any covenant or obligation of the Company in this Agreement prior to the Closing; or

                  (c) any matter set forth on Schedule 12.2(c) hereto.

         Section 12.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) any liability of the Company not expressly assumed by the Seller or its affiliate as set forth in Section 12.2(c).

         Section 12.4 Time Limitations. Seller will have no liability for indemnification or otherwise under Section 12.2, unless on or before the first anniversary of the Closing Date Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, however, that Seller will continue to have liability for those matters set forth on Schedule 12.2(c) without regard to the preceding time periods and without the requirement of any further action on the part of Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller; provided, however, that Buyer will continue to have liability for the matters described in Section 12.3(d) and for observation of the noncompetition provision set forth on Schedule 6.11 hereto.

         Section 12.5 Limitations on Seller's Liability. Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Sections 12.2(a) and 12.2(b) until the total of all Damages with respect to such matters exceeds $150,000 (the "Seller Threshold"), and then only for the amount by which such Damages exceed such amount. With respect to the matters set forth on Schedule 12.2(c) hereto, the Seller Threshold shall not apply.

         Section 12.6 Limitations on Buyer's Liability. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Sections 12.3(a), 12.3(b) , (except for the covenant contained in Section) 6.11, 12.3(c)(except for the fee due as set forth on Schedule 5.6 hereto) or 12.3(d) (except for known and liquidated liabilities of the Company as of the Closing Date) until the total of all Damages with respect to such matters exceeds $150,000 (the "Buyer Threshold"), and then only for the amount by which such Damages exceed such amount. With respect to the exceptions set forth above, the Buyer Threshold shall not apply.

         Section 12.7      Procedure for Indemnification for Third Party Claims.

                  (a)  Promptly  after  receipt by an  indemnified  party  under
Section 12.2,or 12.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) The indemnifying party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. The indemnified party will have the right to participate in the defense, compromise or settlement of such claim at its sole cost and expense. Anything in this paragraph notwithstanding, if there is a reasonable probability that a claim may materially adversely affect the indemnified party other than as a result of money damages or other money payments, (i) the indemnified party shall have the right, at its own cost and expense, to hire counsel to participate in the litigation of such claim and defend, compromise and settle such claim, and (ii) the indemnifying party shall use its reasonable Best Efforts not to settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the indemnified party a release from all liability in respect of such claim.

         Section 12.8 Exclusive Remedy. The exclusive remedy for default hereunder or breach by either party of any representations or warranties contained in this Agreement or any instrument, certificate or other document delivered hereunder shall be to seek indemnification from the other party pursuant to this Section; provided, however, that nothing herein shall prevent either party from seeking injunctive or other equitable relief as provided in this Agreement.

                          SECTION 13 GENERAL PROVISIONS

         Section 13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         Section 13.2 Public Announcements. Buyer and Seller will cooperate with respect to any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions. Unless consented to by the other party in advance or required by Legal Requirements, prior to the Closing each party shall, and shall cause the Company to, keep this

Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         Section 13.3 Confidentiality. Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         Section 13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:                             Smith Laboratories, Inc.
                                    One Park Plaza
                                    Nashville, Tennessee  37203
Attention:                          V. Carl George, Vice President
Facsimile No.:                      615-320-2824

with a copy to:                     Smith Laboratories, Inc.
                                    One Park Plaza
                                    Nashville, Tennessee  37203
Attention:                          General Counsel
Facsimile No.:                      615-320-2598

Buyer:                              OrthoLogic Corp.
                                    2850 South 36th Street
                                    Phoenix, Arizona  85034
Attention:                          Allan M. Weinstein, Chief Executive Officer
Facsimile No.:                      602-470-7080

with a copy to:                     Quarles & Brady
                                    One East Camelback, Suite 400
                                    Phoenix, Arizona  85012-1649
Attention:                          P. Robert Moya
Facsimile No.:                      602-230-5598

         Section 13.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         Section 13.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         Section 13.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated July 17,
1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         Section 13.8 Disclosure Schedules. The Disclosure Schedules are an integral part of this Agreement and are incorporated herein and shall be read in conjunction herewith. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure

Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         Section 13.9 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement as set forth in the definition of "Buyer" above. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         Section 13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 13.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         Section 13.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         Section 13.13 Governing Law. This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

         Section 13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                      Signature Page to Stock Purchase Agreement

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

ORTHOLOGIC CORP.,
a Delaware corporation



By:     /s/ Allan M. Weinstein
   -----------------------------
Name:   Allan M. Weinstein
        ------------------------
Title:  Chief Executive Officer
        ------------------------


COMPANY:

SUTTER CORPORATION,
a California corporation



By:    /s/ V. Carl George
   -----------------------------
Name:  V. Carl George
       -------------------------
Title: Vice President
       -------------------------

SELLER:

SMITH LABORATORIES, INC.,
an Illinois corporation



By:    /s/ V. Carl George
   -----------------------------
Name:  V. Carl George
       -------------------------
Title: Vice President
       -------------------------